UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 30, 2012

NORTHWEST INDIANA BANCORP

(Exact name of registrant as specified in its charter)

Indiana	000-26128	35-1927981
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification
No.)

9204 Columbia Avenue

Munster, Indiana 46321

(Address of principal executive offices) (Zip Code)

(219) 836-4400

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Rescission of Federal Reserve Resolution

On March 30, 2012, the Board of Directors of NorthWest Indiana Bancorp (the “Bancorp”), pursuant to authorization provided by the Federal Reserve Bank of Chicago (the “FRB”), rescinded a board resolution adopted in January 2011 which imposed certain obligations on the Bancorp stemming from the FRB’s offsite review of the Bancorp during the fourth quarter of 2010. Under the board resolution, the Bancorp agreed to obtain the written consent of the FRB prior to the declaration or payment of dividends, the redemption or repurchase of its stock, and any increase in indebtedness. During the first quarter of 2012, the FRB conducted a further offsite review of the Bancorp. As a result of the Bancorp’s sustained improvements and continued compliance observed during this review, the FRB notified the Bancorp on March 23, 2012 it had no objection to the Bancorp rescinding the board resolution. Based on this authorization, the Bancorp’s Board of Directors formally rescinded the board resolution on March 30, 2012 and, therefore, is no longer subject to its restrictions.

Settlement of Finn, et al., Litigation

Effective March 30, 2012, the Bancorp’s subsidiary, Peoples Bank SB (the “Bank”), reached a settlement with Patrick Finn and Lighthouse Management Group, Inc., as Receiver for First United Funding, LLC and Corey N. Johnston (the “Receiver”), relating to the previously disclosed actions filed against the Bank and 34 other banks by the Receiver in the First Judicial District Court, Dakota County, Minnesota and the U.S. District Court for the Northern District of Indiana (collectively, the “Suits”). In this regard, the Bank and the Receiver entered into a Settlement Agreement and Mutual Release on March 23, 2012 (the “Agreement”) pursuant to which the parties agreed, among other things, to dismiss with prejudice the Suits and all related court proceedings in consideration for a cash payment from the Bank to the Receiver of $845,000. The Agreement also includes a general mutual release of all claims and causes of action that the Bank and the Receiver may have against each other related to or arising from the transactions forming the basis for the Suits, which mutual release also purports to bind all of the creditors of First United Funding and Johnston. The Agreement was conditioned upon the approval of the Dakota County District Court, Minnesota, which approval is deemed to have been given without further order or notice if no objection to the proposed settlement is received by the Receiver within seven calendars days of the filing of a notice of settlement. The Agreement became effective on March 30, 2012, as no objection was received prior to the expiration on March 29, 2012, of the seven-day objection period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2012	NORTHWEST INDIANA BANCORP

	By:	/s/ David A. Bochnowski
Name: David A. Bochnowski Title: Chairman of the Board and Chief Executive Officer